CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of report (Date of earliest event report:)
January 14, 2020

Access-Power, Inc.
(Exact name of registrant as specified in its charter)

State of Jurisdiction of incorporation: FLORIDA
Commission File No: 333-65069
IRS Employer Identification No: 59-3420985

17164 Dune View Drive
Apt 106
Grand Haven, MI 49417

or

PO BOX 598
Grand Haven MI, 49417
(Address of Principal Executive Officer)

Registrant telephone number, including area code:
616-312-5390

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

[] Written communications pursuant to Rule 425 under securities Act (17 CFR230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01  Other Events.

CURRENT REPORT

Outstanding Shares:  244,144,121 as of January 14, 2020.
We are still waiting on the $50,000 donation by our Director Patrick J. Jensen. The appeals process for SSA is looking maybe like 6 to 9 more months of waiting on the funds.

Provisional Patent filed for Method of Delivery of Marijuana, Marijuana Plants, and Products by Drones. Clones by Drones Utility patent drawing was filed with the USPTO.

Although, we trade in the PINK NO INFORMATION tier, our #1 goal is to find a Market Maker who will file our FORM 211 with FINRA. I am also working on getting a PCAOB firm within 2 years. All of this work takes time, and my goal is to have ACCR ready FOR THE NEXT LEVEL.

We have 2 applications pending:  1 Trademark 1 Patent

Access-Power, Inc. has the following letter for our Shareholders and the Commission to review.

My Dear Shareholders of Access-Power, Inc.,

On Wednesday, January 8, 2020, Access-Power, Inc. completed a nearly 2 month exhaustive review of our operations with FINRA. FINRA analyzed the ACCR financials thoroughly. FINRA processed a Corporate Action Request without a Daily List Notification. ACCR has been scrutinized heavily by FINRA on December 6, 2019. ACCR was required to provide to FINRA:

1. Shareholder lists from 2012.
2. Notarized documents from 2012.
3. Proof of revenue for 2018 and 2019.
4. Submission of bank accounts.
5. Everything was FULLY disclosed to FINRA's 2 departments.

I believe that because of the existing SHORT POSITION, these "other" FINRA offices were contacted. We are still alive. I mentioned in prior SEC filings that there are entities that do not want ACCR to
comeback.   I am working as best as I can, to get ACCR perfectly
structured. We spent 11 dark years on the grey, so naturally I expect to have scrutiny from public Self Regulating Organizations. ACCR has no convertible debt, and no long term debt period.

Here is the excerpt of the emails directly from FINRA on 1/8/2020:

"There is nothing to include on the daily list. The name of the company is not changing and no shares are being distributed.
Therefore, there is nothing to announce. An acquisition is not an event that is announced on our daily list."

"In that case, there is nothing to announce on our daily list since there is no name change since it is simply an acquisition and no shares are being distributed in connection with the merger."

In light of this, the case will be closed.

Thank you,

Thank you.
otccorpactions@finra.org.
(866) 776-0800 (option 1)|Fx. (202) 689-3533"


Just KEEP BELIEVING IN ME.....stay with me...and DREAM about our ARMY of DRONEs being being in West Michigan. I have the logistica all figured out, and I filed for our Patent!!!

Our comeback song remains the same and just believe in me,

https://www.youtube.com/watch?v=xbhCPt6PZIU

The following should be considered in connection with an evaluation of our business and recent market activities as described above:

There are various risk factors that should be carefully considered in evaluating our business; because such factors may have a significant impact on our business, our operating results, our liquidity and financial condition. As a result of these various risk factors, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, result of operations, liquidity and financial condition. If any such risks occur, our business, its operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, if a stable trading market for our securities is established, the trading price of our securities could decline, and you may lose all or part of your investment.

SECURITIES ISSUED BY THE COMPANY INVOLVE A HIGH DEGREE OF RISK AND, THEREFORE, SHOULD BE CONSIDERED EXTREMELY SPECULATIVE. THEY SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD THE POSSIBILITY OF THE LOSS OF THE ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD READ
ALL OF THE COMPANY'S FILINGS, INCLUDING ALL EXHIBITS, AND CAREFULLY CONSIDER, AMONG OTHER FACTORS THE VARIOUS RISK FACTORS THAT MAY BE PRESENT.

You should be aware that there are many substantial risks to an investment in our common stock. Carefully consider these risk factors, along with any available information currently reported by the Company (of which there are note), before you decide to invest in shares of our common stock.

If these risk factors were to occur, our business, financial condition, results of operations or future prospects could be materially adversely affected. If that happens, the market price for our common stock, if any, could decline, and prospective investors would likely lose all or even part of their investment.

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company r its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the Company's business, based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors.

Respectfully submitted before the Commission,

Patrick J. Jensen
Director
Access-Power, Inc.
January 14, 2020